                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                   HEALTHDYNE INFORMATION ENTERPRISES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                    HEALTHDYNE INFORMATION ENTERPRISES, INC.

                               1850 Parkway Place
                                   Suite 1100
                            Marietta, Georgia 30067


                 NOTICE OF 1997 ANNUAL MEETING OF SHAREHOLDERS

                            TO BE HELD MAY 20, 1997

Dear Shareholder:

         You are cordially invited to attend the Annual Meeting of Shareholders of Healthdyne Information Enterprises, Inc. (the "Company"), which will be held at the Wyndham Garden Hotel, 1775 Parkway Place, Marietta, Georgia 30067, on Tuesday, May 20, 1997, at 11:00 a.m., Atlanta time. Holders of the Company's outstanding Common Stock at the close of business on April 7, 1997 will be entitled to consider and vote on the following matters:

                  (1) To elect seven directors to serve until the next annual meeting and until their successors are elected and qualified; and

                  (2) To transact any and all other business as may properly come before the meeting or any adjournment thereof.

         Detailed information relating to the above matters is set forth in the accompanying Proxy Statement dated April 28, 1997. Whether or not you expect to attend the Annual Meeting, please mark, sign, date and return the accompanying proxy card in the enclosed postage-prepaid envelope. If for any reason you desire to revoke your proxy, you can do so at any time before the voting by giving notice of such revocation to the Secretary of the Company.

         I look forward to welcoming you at the meeting.

                                          By Order of the Board of Directors


                                          Joseph G. Bleser
                                          Secretary

Marietta, Georgia
April 28, 1997

                    HEALTHDYNE INFORMATION ENTERPRISES, INC.

                                PROXY STATEMENT
                                    FOR THE
                         ANNUAL MEETING OF SHAREHOLDERS

                            TO BE HELD MAY 20, 1997

         This proxy statement and the accompanying proxy card are being furnished to the shareholders of Healthdyne Information Enterprises, Inc. (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Shareholders of the Company to be held on Tuesday, May 20, 1997 at the Wyndham Garden Hotel, 1775 Parkway Place, Marietta, Georgia 30067, at 11:00 a.m., Atlanta time, and any adjournments thereof. It is anticipated that this proxy statement and accompanying proxy card will first be mailed to the Company's shareholders on or about April 28, 1997. When the proxy is properly executed and returned, the shares it represents will be voted at the meeting as directed by the shareholder executing the proxy unless it is revoked. If no directions are given on the proxy with respect to any of the specified matters to be acted upon, the shares represented by the proxy will be voted in favor of such matters. Any shareholder giving a proxy has the power to revoke it any time before it is voted by the execution of another proxy bearing a later date or by written notification to the Secretary of the Company. Shareholders who are present at the Annual Meeting may revoke their proxy and vote in person if they so desire. The Company's 1996 Annual Report to Shareholders is also enclosed and should be read in conjunction with the matters set forth herein.

         The mailing address of the principal executive offices of the Company is 1850 Parkway Place, Suite 1100, Marietta, Georgia 30067, and the telephone number is (770) 423-8450.


VOTING SHARES

         Only shareholders of record as of the close of business on April 7, 1997 will be entitled to notice of, and to vote at, the Annual Meeting. As of that date, the Company had outstanding 20,211,945 shares of common stock, par value $.01 per share (the "Common Stock"), each share being entitled to one vote. The cost of soliciting proxies will be borne by the Company. In addition to the use of the mails, directors, officers and employees of the Company may solicit proxies by telephone, telegraph or personal interview, but will not be compensated for such solicitation. The Company has retained D.F. King & Co., Inc. to assist in the solicitation of proxies for a fee of $3,500, plus expenses. Brokerage houses and other custodians, nominees and fiduciaries will be requested to forward soliciting material to their principals, and the Company will, upon request, reimburse them for the reasonable expense of doing so.

         A majority of the Common Stock outstanding on the record date shall constitute a quorum for purposes of the Annual Meeting. Under Georgia law, assuming a quorum is present, directors are elected by a plurality of the votes cast and other matters are approved if the votes cast in favor of such matter exceed the votes cast opposing the matter.

                            I. ELECTION OF DIRECTORS

         The Board of Directors presently consists of eight persons. One of the present directors (Mr. John W. Lawless) is not standing for reelection. The Board of Directors has fixed the number of directors constituting the Board and to be elected at the Annual Meeting at seven persons. The Board of Directors recommends the election of the seven nominees named in this proxy statement as directors, to hold office until the next annual meeting and until their successors are elected and qualified. All of the nominees are members of the present Board and were elected at the last annual meeting of the Company's shareholders.

         The Board of Directors has no reason to believe that any of the nominees for director will not be available to stand for election as a director. However, should any of such nominees become unable to serve, the proxies may be voted for a substitute nominee or nominees, or to allow the vacancy created thereby to remain open until filled by the Board, or to reduce the size of the full Board in the discretion of those persons named as proxies in the form of proxy.

NOMINEES FOR BOARD OF DIRECTORS

         The following is a brief description of each director's principal occupation and business experience during the last five years, directorships of publicly-held companies presently held by each director and certain other information.

         PARKER H. PETIT, age 57, has been Chairman of the Board of the Company since its inception in June 1994. He is currently Chairman of the Board of Directors of Matria Healthcare, Inc. ("Matria Healthcare"), a provider of specialized obstetrical home healthcare services. Previously, Mr. Petit was also the founder of and was employed by Matria Healthcare's predecessor, Healthdyne, Inc., ("Healthdyne") as its Chairman of the Board of Directors and Chief Executive Officer from 1970 until March 1996. Mr. Petit is also the founder and Chairman of the Board of Directors of Healthdyne Technologies, Inc. and a director of Atlantic Southeast Airlines, Inc. and Intelligent Systems, Inc.

         H. DARRELL YOUNG, age 48, has served as a director and the President and Chief Executive Officer of the Company since June 1994. From January 1992 to June 1993, Mr. Young was Chairman and a principal investor in Transtel Corp., a start-up telecommunications company that manufactured stationary wireless voice and data products, and from 1977 through 1991 he was employed by HBO & Company, a publicly-traded, international healthcare information systems and services provider ("HBO"), in various management positions, including serving as Vice President of Research and Development from 1984 to 1986, President of Product Group from 1986 to 1987, and President and Chief Executive Officer of its subsidiary, HBO & Company of Georgia, from 1987 to 1991.

         J. TERRY DEWBERRY, age 53, has served as a director of the Company since June 30, 1995 and also from June 15, 1994 to January 30, 1995. Mr. Dewberry also served as Vice President of the Company from June 24, 1994 until January 30, 1995. Mr. Dewberry was a director of Healthdyne from 1981 until March 1996 and served as Vice Chairman of Healthdyne from March 1992 until March 1996, when he retired. From September 1987 until March 1992, Mr. Dewberry was President and Chief Operating Officer of Healthdyne and was Executive Vice President of

Healthdyne from August 1984 to September 1987. Mr. Dewberry is also a director of Healthdyne Technologies, Inc.

         WILLIAM J. GRESHAM, JR., age 54, has served as a director of the Company since June 30, 1995. He has been a consultant to The Miller Richmond Company, a real estate management and brokerage firm, since March 1992 and previously was a consultant to the Landmark Group, a real estate management and development firm, from June 1990 to February 1992. From September 1987 to June 1990, he served as Chairman of the Board of City Group, Inc., a real estate development firm, and also served as President of that company from October 1989 to January 1992.
Mr. Gresham previously served as a Director of Healthdyne.

         CHARLES R. HATCHER, JR., M.D., age 66, has served as a director of the Company since June 30, 1995. Dr. Hatcher has served as Advisor to the University President and Board of Trustees of Emory University and Director Emeritus of the Robert W. Woodruff Health Sciences Center of Emory University (the "Center") since 1996. He has been a physician since 1962, and until his retirement during 1996, served as Director and Vice President for Health Affairs at the Center from 1984 and Professor of Surgery at the Emory University School of Medicine from 1971. Dr. Hatcher is also a director of Life of the South Corporation and previously served as a Director of Healthdyne.

         CARL E. SANDERS, age 71, is Chairman of Troutman Sanders LLP, an Atlanta-based law firm which the Company retained in 1995. Mr. Sanders is also a director of Matria Healthcare, Inc., Carmike Cinemas, Inc., Metromedia International, Inc., Norrell Corporation and Roadmaster Industries, Inc.

         DONALD W. WEBER, age 60, has served as a director of the Company since January 30, 1995. Mr. Weber has been President and Chief Executive Officer of Viewstar Entertainment Services, Inc., a distributor of satellite entertainment systems, since August 1993. From April 1991 to August 1993, he was a consultant and private investor, and from May 1987 to March 1991, he served as President and Chief Executive Officer of Contel Corporation, a telecommunications supplier, which was sold in March 1991 to GTE Corp. Mr. Weber is also a director of Intercel, Inc. and Pegasus Media & Communications, Inc.

                             ADDITIONAL INFORMATION

MEETINGS OF THE BOARD AND BOARD COMMITTEES

         The business of the Company is managed by or under the direction of the Board of Directors. During the year ended December 31, 1996, the Board of Directors held nine meetings. Each of the directors attended at least 75% of the aggregate of (1) the total meetings of the Board of Directors, and (2) the total number of meetings held by all committees of the Board on which he served, during the periods that he served.

         The Company has four standing committees: (1) an Executive Committee,
(2) a Compensation Committee, (3) a Stock Option Committee and (4) an Audit Committee.

         The Executive Committee has the authority to exercise the full powers of the Board of Directors, except as otherwise provided by law or the Company's Articles of Incorporation or By-Laws. The present members of the Executive Committee are Messrs. Petit, Young, Sanders and Weber. The Executive Committee did not meet during 1996.

         The Compensation Committee is responsible for establishing and administering the policies which govern the compensation of the Company's executive officers and key employees. The Compensation Committee presently consists of Messrs. Petit, Lawless and Weber and Dr. Hatcher. The Compensation Committee met two times during 1996.

         The Stock Option Committee is responsible for administering the Company's stock option plans as provided for in said plans. The present members of the Stock Option Committee are Messrs. Lawless, Gresham and Petit.
The Stock Option Committee met five times during 1996.

         The function of the Audit Committee is to (a) select and engage independent auditors to audit the books, records and accounts of the Company,
(b) approve the scope of such audits set by said auditors, (c) establish policy in connection with internal audit programs of the Company, and (d) perform such other duties as the Board may from time to time prescribe. Messrs. Weber and Dewberry and Dr. Hatcher are the current members of the Audit Committee. The Audit Committee met two times during 1996.

DIRECTORS' COMPENSATION

         Directors who are employees of the Company receive no additional compensation for serving on the Board of Directors. Prior to January 1997, the Company paid all directors who were not employees of the Company ("Non-Employee Directors") a quarterly retainer of $2,500, plus $500 for each meeting of the Board and $250 for each committee meeting or telephonic meeting. The Company continues to pay all Non-Employee Directors, other than the Chairman of the Board of Directors, as described above. Effective January 1, 1997, in lieu of the compensation described above, the Company pays the Chairman of the Board of Directors $8,750 on a quarterly basis for his services and business expenses with said amount to be determined at the start of each year by the disinterested directors. All Non-Employee Directors are also entitled to receive options to purchase Common Stock under the Non-Employee Director Stock Option Plan and to receive their retainer fee in shares of Common Stock equivalent in market value to said retainer fee on the date said retainer fee is payable. Under the terms of the Non-Employee Director Stock Option Plan, current and subsequently elected directors each receive an initial option to purchase 20,000 shares of Common Stock. In addition, each Non-Employee Director will be granted an additional option to purchase 2,000 shares of Common Stock following such director's reelection at an annual meeting of shareholders of the Company, provided that such individual has been a Non-Employee Director for the preceding six months. The purchase price for all options granted under the Non-Employee Director Stock Option Plan is equal to the fair market value on the date of said grants.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information as to the Common Stock beneficially owned as of February 28, 1997 by each of the Company's directors and nominees for director, each executive officer named in the Summary Compensation Table set forth under the caption "Executive Compensation and Other Information" and all directors and executive officers as a group. Under the rules of the Securities and Exchange Commission (the "Commission"), a person is deemed to be a beneficial owner of a security if he or she has or shares the power to vote or to direct the voting of such security, or the power to dispose or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities which that person has the right to acquire within 60 days, as well as any securities owned by such person's spouse, children or relatives living in the same house. Accordingly, more than one person may be deemed to be a beneficial owner of the same securities. Unless otherwise indicated in a footnote each person listed below possesses sole voting and investment power with respect to the shares indicated as beneficially owned by him. Mr. Parker H. Petit, the Chairman of the Board of the Company, is the only shareholder known to the Company to beneficially own more than five percent of the outstanding shares of the Company's Common Stock. Mr. Petit's address is c/o Matria Healthcare, Inc., 1850 Parkway Place, Suite 1200, Marietta, Georgia 30067.

                       NAME                                AMOUNT AND NATURE                   PERCENT
               OF BENEFICIAL OWNER                      OF BENEFICIAL OWNERSHIP                OF CLASS
               -------------------                      -----------------------                --------
Parker H. Petit..................................          1,546,011(1)(2)                       7.6%
H. Darrell Young.................................            840,705(3)                          4.1%
Joseph G. Bleser.................................            124,871(4)                            *
J. Terry Dewberry................................            113,526(5)                            *
William J. Gresham, Jr...........................             28,500(6)                            *
Charles R. Hatcher, Jr., M.D.....................             25,000(7)                            *
John W. Lawless..................................             70,800(8)                            *
Carl E. Sanders..................................             92,350(9)                            *
Donald W. Weber..................................             15,000(10)                           *
All directors and executive officers as a
  group (9 individuals)..........................          2,856,763                            14.1%


---------------------------

* Indicates less than 1%

(1) Does not include 277,130 shares owned by NationsBank of Georgia, N.A. ("NationsBank"), as Trustee of an irrevocable trust for the benefit of Mr. Petit's children, or 600,000 shares owned by NationsBank as Trustee of an irrevocable trust for the benefit of Mr. Petit's grandchildren (such trusts hereinafter referred to collectively as the "Trusts" and individually as a "Trust"). Mr. Dewberry, a director of the Company, is a member of the self-perpetuating advisory committee of each Trust. Each advisory committee has the power to remove the Trustee and to direct the Trustee as to the voting and disposition of the shares owned by the Trustee except that the advisory committee has no such power during the lifetime of Mr. Petit if the shares held by Mr. Petit and the Trust, when aggregated, are "significant from the viewpoint of voting control" of the Company. Both the Trustee and the respective advisory committees consider the shares owned by the Trustee under the Trusts to be significant in terms of voting control. In the absence of direction by the advisory committees, the Trustee has sole power to direct the voting and disposition of the securities in the Trusts.

(2) Includes 1,433,511 shares owned by Mr. Petit, 97,500 shares held by Petit Investments Limited Partnership, 10,000 shares held by the Petit Grantor Trust and 5,000 shares that Mr. Petit may acquire through the exercise of stock options exercisable within 60 days.

(3) Includes 840,000 shares that Mr. Young may acquire through the exercise of stock options exercisable within 60 days.

(4) Includes 111,666 shares that Mr. Bleser may acquire through the exercise of stock options exercisable within 60 days.

(5) Includes 5,000 shares that Mr. Dewberry may acquire through the exercise of stock options exercisable within 60 days.

(6) Represents 13,500 shares owned by Mr. Gresham and 15,000 shares that may be acquired through the exercise of stock options exercisable within 60 days.

(7) Represents 10,000 shares owned by Dr. Hatcher and 15,000 shares that Dr. Hatcher may acquire through the exercise of stock options exercisable within 60 days.

(8) Represents 65,800 shares owned jointly by Mr. Lawless and his spouse and 5,000 shares that may be acquired through the exercise of stock options exercisable within 60 days.

(9) Represents 72,950 shares owned by Mr. Sanders, 4,400 shares held in an IRA account and 15,000 shares that may be acquired through the exercise of stock options exercisable within 60 days.

(10) Represents 10,000 shares owned by Mr. Weber and 5,000 shares that may be acquired through the exercise of stock options exercisable within 60 days.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

                SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

         The following table sets forth certain information concerning the compensation of the Company's Chief Executive Officer and the one other executive officer of the Company whose cash compensation exceeded $100,000 during the year ended December 31, 1996 (the Chief Executive Officer and such other officer, collectively, the "named executive officers").


                           SUMMARY COMPENSATION TABLE

                                                                                                          LONG-TERM
                                                                                                         COMPENSATION
                                                                                                            AWARDS
                                                       ANNUAL COMPENSATION                                  ------
                                              --------------------------------------                       SECURITIES
                                                                        OTHER ANNUAL                       UNDERLYING
     NAME AND PRINCIPAL POSITION              YEAR       SALARY(1)      COMPENSATION                        OPTIONS
     ---------------------------              ----       ---------      ------------                       --------
H. Darrell Young                              1996        $203,400      $   585 (2)                               -
     President and Chief Executive            1995        $190,000      $ 8,775 (3)                         775,000
     Officer                                  1994*       $108,255      $ 5,344 (3)                          65,000 (4)


Joseph G. Bleser                              1996         180,000      $   540 (2)                          65,000
    Vice President-Finance, Chief
    Financial Officer, Treasurer and          1995**      $141,923      $   231 (2)                         155,000
    Secretary

-------------------------------

 *From June 15, 1994 (date of incorporation of the Company) through December
  31, 1994.
**From March 20, 1995 (date of commencement of employment) through December 31, 1995.

(1)      Includes amounts deferred pursuant to flexible benefit plan.
(2)      Includes group life insurance premiums.
(3)      Includes automobile allowances and group life insurance premiums.
(4) Represents options to purchase shares of Healthdyne Common Stock. In connection with the distribution of all of the then outstanding shares of the Company's Common Stock by Healthdyne to its shareholders in 1995, outstanding Healthdyne options were adjusted and adjustment options to purchase shares of the Company's Common Stock were issued to option holders pursuant to the Healthdyne Information Enterprises, Inc. Adjustment Stock Option Plan

STOCK OPTION GRANTS AND RELATED INFORMATION

     The following table sets forth information concerning stock option grants during 1996 to the named executive officers:


                                INDIVIDUAL GRANTS
                                -----------------
                                                                                                      POTENTIAL  REALIZABLE
                         NUMBER OF               % OF                                                   VALUE AT ASSUMED
                        SECURITIES               TOTAL                                                   ANNUAL RATES OF
                        UNDERLYING              OPTIONS             EXERCISE                          STOCK PRICE APPRECI-
                          OPTIONS             GRANTED TO            OR BASE                             ATION FOR OPTION
                          GRANTED              EMPLOYEES             PRICE          EXPIRATION                  TERM
       NAME                (#)                  IN 1996              ($/SH)            DATE              5%              10%
       ----                ----               -----------           -------         ----------          -----           -----
H. Darrell Young            -0-                  -                    -                   -             -               -

Joseph G. Bleser          40,000                3.8%                $4.50             12/12/02        $61,217        $138,881
                          25,000                2.4%                $2.37             02/15/02        $20,151        $ 45,715


  Neither Mr. Young nor Mr. Bleser exercised any stock options during 1996. The following table sets forth information concerning the value of unexercised options held by the named executive officers as of December 31, 1996.



                                    NUMBER OF SECURITIES                    VALUE OF UNEXERCISED
                                UNDERLYING UNEXERCISED OPTIONS             IN-THE-MONEY OPTIONS AT
                                   AT DECEMBER 31, 1996 (#)                DECEMBER 31, 1996 ($)(1)
                            ------------------------------------       -------------------------------

          NAME              Exercisable            Unexercisable       Exercisable       Unexercisable
          ----              -----------            -------------       -----------       -------------
H. Darrell Young             646,250                193,750           $2,665,921          $775,000

Joseph G. Bleser              51,666                168,334            $206,664           $531,474

---------------------

(1) Represents the excess of the fair market value of the Common Stock of $5.50 per share on December 31, 1996, above the exercise price of the options.

REPORT OF THE COMPENSATION AND STOCK OPTION COMMITTEES

  Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following report and the Performance Graph shall not be incorporated by reference into any such filings.

  Compensation Philosophy. The Compensation Committee of the Board of Directors (the "Compensation Committee") and the Stock Option Committee of the Board of Directors (the "Stock Option Committee" and, together with the Compensation Committee, the "Committees") are responsible for the Company's executive compensation policies and practices. The Committees believe that the Company must pay competitively to attract and retain qualified executives. To motivate executive personnel to perform at their full potential, the Committees believe that a significant portion of compensation should be incentive-based. In addition, the Committees believe it is important to reward not only individual performance and achievement, but also to focus on overall corporate results. This latter objective serves the dual purposes of encouraging teamwork among executives and also supports the Company's objective of creating stockholder value.

  Overall Objectives and Approach. In making its compensation determinations, the Committees evaluate, on both an absolute and relative basis, a variety of the Company's financial results (including revenue growth, earnings, return on equity, return on assets and balance sheet strength), market share and competitive position, the potential for future growth, the overall importance of the individual to the organization, the individual and group performance of senior management, and compensation levels at comparable companies, especially within the healthcare industry. In formulating its determinations, the Committees recognize and reward achievements on an annual basis, while emphasizing the value and importance of sustained long-term performance and the recognition of developing trends within the healthcare industry. The Board of Directors reviews information prepared or compiled by the Company, and relies on the business experience of the individual members of the Committees.

  Cash Compensation. Officers and other employees are compensated within salary ranges that are generally based on similar positions in companies of comparable size and complexity to the Company. The actual base pay level for each officer is determined by the Compensation Committee based on a combination of experience, performance and the particular needs of the Company for the services provided by the individual, and is reviewed annually, with the amount of any increases based on factors such as Company performance, general economic conditions, marketplace compensation trends and individual performance.

   As a matter of policy, the Company intends to provide cash incentive bonuses for executives and other key personnel ranging from 10% to 50% of annual salary based on the Company exceeding the financial objectives in the Company's Annual Business Plan (the "Plan"). Messrs. Young and Bleser agreed to forgo any cash incentive bonus for 1996 in consideration of their stock option grants during 1995 and 1996, but each of these executives has a cash incentive bonus potential of 35% of his annual salary for 1997 in accordance with the above described policy.

  Stock Options. The Stock Option Committee grants stock options to the executives and other key personnel who are individually and collectively responsible for creating and enhancing stockholder value. The grants generally have been based on guidelines that take performance, salary level, tenure, the number of options previously granted to the individual and the individual's importance to the Company into account. All stock options have been granted at exercise prices equal to the market price of the underlying Common Stock on the date of grant. The Company believes that employee ownership of its Common Stock is an important element to its success.

CEO Compensation. Consistent with the Company's compensation philosophy, Mr. Young's compensation, consisting of base salary and stock options during 1996, was structured to encourage him to create stockholder value. Accordingly, during March 1995 Mr. Young was granted options to purchase 775,000 shares of the Company's Common Stock. Mr. Young's annual salary rate was increased from $203,400 to $224,000, which represents a 10% increase, effective January 1, 1997. As previously discussed, Mr. Young did not receive a cash bonus related to the Company's 1996 financial results, but has a cash incentive bonus potential of 35% of his annual salary for 1997.


 COMPENSATION COMMITTEE
 Parker H. Petit (Chairman)                          STOCK OPTION COMMITTEE
 Charles R. Hatcher, Jr., M.D.                       John W. Lawless (Chairman)
 John W. Lawless                                     William J. Gresham, Jr.
 Donald W. Weber                                     Parker H. Petit


COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      Mr. Parker H. Petit, the Chairman of the Board of the Company and a member of both the Compensation Committee and the Stock Option Committee, is also Chairman of the Board of Matria Healthcare, which provides certain administrative and related services to the Company under the terms of an Administrative Services Agreement (the "Services Agreement") originally entered into between the Company and Healthdyne. These services relate to areas such as accounting, legal, tax, data processing, human resources and certain other services. Charges for these services are made on a monthly basis in an amount which is estimated to equal Matria Healthcare's cost, including overhead, of providing the services. The Company is under no obligation to purchase such services from Matria Healthcare. For the year ended December 31, 1996, the Company reimbursed Matria Healthcare for the cost of the administrative and personnel services provided by employees of Matria Healthcare in the amount of $51,000. In addition, the Company paid $10,000 to reimburse Matria Healthcare for the cost of group health, life, directors and officers and property and casualty insurance premiums paid by Matria Healthcare on behalf of the Company for the period from January 1996 to March 1996 after which time the Company paid such insurance premiums directly to the applicable insurance company or its agent. These amounts paid by the Company to Matria Healthcare for services provided through Matria Healthcare, however, may not be representative of the amount of such services required by the Company in the future. The Services Agreement has an initial term of two years and is automatically renewed each year thereafter. The Services Agreement may be cancelled for any reason by either party without penalty on 120 days advance notice. It is the intention of the Company and Matria Healthcare that all transactions between them, or between the Company and any other affiliated party, will be on an arm's length basis on terms no less favorable to the Company than could be obtained from unaffiliated third parties.

      Mr. Carl E. Sanders, a director of the Company, is Chairman of Troutman Sanders LLP, a law firm based in Atlanta, Georgia, which provided legal services to the Company in fiscal year 1996 and is presently being retained to provide certain services to the Company.

PERFORMANCE GRAPH

      The following graph compares the total cumulative shareholder returns on the Company's Common Stock during the period from November 7, 1995 (the date on which shares of the Common Stock began trading publicly) through December 31, 1996, with the comparable total cumulative returns of the Media General Market Weighted NASDAQ Index Return (the "NASDAQ Market Index") and the SIC Code 7373 Index (Computer Integrated Systems Design). The graph assumes that the value of the investment in the Common Stock and each index was $100 on November 7, 1995, and that all dividends were reinvested.



      COMPARISON OF CUMULATIVE TOTAL RETURN AMONG HEALTHDYNE INFORMATION

           ENTERPRISES, INC., NASDAQ MARKET INDEX AND SIC CODE INDEX

                                          1995                    1995                        1996
HEALTHDYNE INFO. ENTERP.                 100.00                  163.64                      400.00
INDUSTRY INDEX                           100.00                  106.98                      113.55
BROAD MARKET                             100.00                  101.13                      125.67

                                 OTHER MATTERS

      The Board of Directors does not know of any other matters to be presented for action at the 1997 Annual Meeting. If any other business should properly come before the meeting, the persons named in the accompanying form of proxy intend to vote thereon in accordance with their best judgment.

INDEPENDENT AUDITORS

      The Board of Directors has appointed KPMG Peat Marwick LLP to audit the accounts of the Company and its subsidiaries for the fiscal year ending December 31, 1997. A representative of KPMG Peat Marwick LLP will be present at the Annual Meeting and will have the opportunity to make a statement if he or she so desires and will be available to respond to appropriate shareholder questions.

SHAREHOLDER PROPOSALS

      Shareholders of the Company who intend to submit proposals at the Company's 1998 Annual Meeting of Shareholders must submit such proposals to the Company no later than December 22, 1997, in order to be considered for inclusion in the proxy statement and form of proxy to be distributed by the Board of Directors in connection with that meeting. Shareholder proposals should be submitted to Healthdyne Information Enterprises, Inc., 1850 Parkway Place, Suite 1100, Marietta, Georgia 30067, Attention: Secretary. The Company reserves the right to decline to include in the Company's proxy material any shareholder's proposal which does not comply with the rules of the Commission for inclusion therein.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

      Section 16(a) of the Exchange Act requires the Company's directors and officers and persons who own more than ten percent of a registered class of the Company's equity securities to file reports with the Commission regarding beneficial ownership of Common Stock and other equity securities of the Company. To the Company's knowledge, based solely on a review of copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 1996, all officers, directors and greater than ten percent beneficial owners complied with the Section 16(a) filing requirements of the Act in all instances with the exception of late filings with respect to the reporting of transactions relating to (i) the acquisition of shares of Common Stock in May 1996 by John
W. Lawless and (ii) the acquisition of a portion of certain shares of Common Stock in January 1996 by Parker H. Petit.

ANNUAL REPORT ON FORM 10-K

      The Company will furnish without charge a copy of its Annual Report on Form 10-K filed with the Commission for the fiscal year ended December 31, 1996, including financial statements and schedules, to any record or beneficial owner of its Common Stock as of April 7, 1997 who requests a copy of such report. Any request for the Form 10-K should be in writing addressed to:

            Joseph G. Bleser, Secretary
            Healthdyne Information Enterprises, Inc.
            1850 Parkway Place
            Suite 1100
            Marietta, Georgia  30067

      If the person requesting the Form 10-K was not a shareholder of record on April 7, 1997, the request must include a representation that such person was a beneficial owner of the Common Stock on that date. Copies of any exhibit(s) to the Form 10-K will be furnished on request and upon the payment of the Company's expenses in furnishing such exhibit(s).


                             YOUR VOTE IS IMPORTANT

         You are encouraged to let us know your preference by marking the appropriate boxes on the enclosed proxy card.

                                                                      APPENDIX

                    HEALTHDYNE INFORMATION ENTERPRISES, INC.
                         1850 PARKWAY PLACE, SUITE 1100
                            MARIETTA, GEORGIA 30067

                               COMMON STOCK PROXY
                 SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                FOR ANNUAL MEETING OF SHAREHOLDERS, MAY 20, 1997

    The undersigned hereby appoints Parker H. Petit and H. Darrell Young, and each of them, proxies, with full power of substitution and with discretionary authority, to represent and to vote in accordance with the instructions set forth herein, all shares of Common Stock of Healthdyne Information Enterprises, Inc. held of record by the undersigned on April 7, 1997 at the Annual Meeting of Shareholders to be held at the Wyndham Garden Hotel, 1775 Parkway Place, Marietta, Georgia at 11:00 a.m. on Tuesday, May 20, 1997, and any adjournments thereof.

MANAGEMENT RECOMMENDS A VOTE FOR ITEM 1.

1.  Election of Directors

[ ] FOR all nominees listed below                     [ ] WITHHOLD AUTHORITY to vote for all
  (except as marked to the contrary below)              nominees listed below

   NOMINEES: Parker H. Petit, H. Darrell Young, J. Terry Dewberry, William J.
                  Gresham, Jr., Charles R. Hatcher, Jr., M.D.,
                      Carl E. Sanders and Donald W. Weber

(INSTRUCTION: To withhold authority to vote for any individual nominee, write the nominee's name in the space provided below.)

--------------------------------------------------------------------------------

                          (Continued on reverse side)

                              fold and detach here

2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR"
ITEM 1.

PLEASE SIGN EXACTLY AS NAME APPEARS ON STOCK CERTIFICATE.

                                              Dated:                     , 1997
                                                    ---------------------

                                              ----------------------------------
                                                          Signature

                                              ----------------------------------
                                                  Signature if held jointly

                                              PLEASE MARK, SIGN, DATE AND RETURN
                                              THIS PROXY CARD PROMPTLY USING THE
                                              ENCLOSED ENVELOPE.

                                              If stock is held in the name of
                                              two or more persons, all must
                                              sign. When signing as attorney, as
                                              executor, administrator, trustee,
                                              or guardian, please give full
                                              title as such. If a corporation,
                                              please sign in full corporate name
                                              by President or other authorized
                                              officer. If a partnership, please
                                              sign in partnership name by
                                              authorized person.